As filed with the Securities and Exchange Commission on May 6, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIVINT SMART HOME, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1380306
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address, including zip code, of principal executive offices)

Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan

(Full title of the Plan)

Garner B. Meads, III

Chief Legal Officer

Vivint Smart Home, Inc.

4931 North 300 West

Provo, Utah 84604

(801) 377-9111

(Name and address and telephone number, including area code, of agent for service)

With copies of all notices, orders and communications to:

Joshua F. Bonnie

Jonathan R. Ozner

Simpson Thacher & Bartlett LLP

900 G Street, NW

Washington, D.C. 20001

(202) 636-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 15,655,064 shares of Class A Common Stock, par value $0.0001 per share (“Common Stock”) of Vivint Smart Home, Inc. (the “Company” or the “Registrant”) reserved for issuance under the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan (the “2020 Omnibus Plan”). These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement on Form S-8 with respect to the 2020 Omnibus Plan was filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on March  24, 2020 (File No. 333-237365) and an additional registration statement on Form S-8 with respect to the 2020 Omnibus Plan was filed by the Registrant with the Commission on March 1, 2021 (File No. 333-253740), and the Post-Effective Amendments on Form S-8 to the Registrant’s Registration Statement on Form S-4 with respect to the 2020 Omnibus Plan, were filed by the Registrant with the Commission on March 24, 2020 and April  20, 2020 (File No. 333-233911). These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2020 Omnibus Plan, which provides that the total number of shares subject to the 2020 Omnibus Plan will be increased on the first day of each fiscal year pursuant to a specified formula.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements, as amended by the post-effective amendments, where applicable, are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 1, 2022 (the “Annual Report”);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the Commission on May 4, 2022;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 17, 2022; March 25, 2022; April 15, 2022 and April 21, 2022 (Item 5.02 only); and

(d)

The description of shares of Common Stock contained in Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on March 1, 2022, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

For the purpose of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

4.1	Amended and Restated Certificate of Incorporation of Vivint Smart Home, Inc., dated as of January 17, 2020 (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K/A filed by the Registrant on January 27, 2020).

4.2	Certificate of Amendment to Certificate of Incorporation of Vivint Smart Home, Inc., dated as of January 17, 2020 (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K/A filed by the Registrant on January 27, 2020).

4.3	Amended and Restated Bylaws of Vivint Smart Home, Inc., dated as of January 17, 2020 (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Current Report on Form 8-K/A filed by the Registrant on January 27, 2020).

4.4	Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8 filed by the Registrant on March 24, 2020).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this Registration Statement).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah on this sixth day of May, 2022.

VIVINT SMART HOME, INC.

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Dale R. Gerard, David Bywater and Garner B. Meads, III, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on May 6, 2022.

/s/ David Bywater
DAVID BYWATER
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Dale R. Gerard
DALE R. GERARD
Chief Financial Officer
(Principal Financial Officer)

/s/ Patrick E. Kelliher
PATRICK E. KELLIHER
Chief Accounting Officer
(Principal Accounting Officer)

/s/ David F. D’Alessandro
DAVID F. D’ALESSANDRO
Director

/s/ Barbara J. Comstock
BARBARA COMSTOCK
Director

/s/ Paul S. Galant
PAUL S. GALANT
Director

/s/ Jay D. Pauley
JAY D. PAULEY
Director

/s/ Todd R. Pedersen
TODD R. PEDERSEN
Director

/s/ Michael J. Staub
MICHAEL J. STAUB
Director

/s/ Joseph S. Tibbetts, Jr.
JOSEPH S. TIBBETTS, JR.
Director

/s/ Peter F. Wallace
PETER F. WALLACE
Director